Exhibit 8.1

August 26, 2016

Ardmore Shipping Corporation

Cumberland House

1 Victoria Street, 5th Floor

Hamilton, HM11

Bermuda

Re:	Ardmore Shipping Corporation

Ladies and Gentlemen:

You have requested our opinion regarding certain United States federal income tax matters relating to Ardmore Shipping Corporation (the “Company”) and the holders of shares of the Company’s common stock, par value $0.01 per share.

In formulating our opinion as to these matters, we have examined such documents as we have deemed appropriate, including (i) the registration statement on Form F-3 (File No. 333-206501), as amended (the “Registration Statement”), as initially filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) on August 21, 2015, as thereafter amended, and deemed effective by the Commission on October 2, 2015, relating to the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”) of up to $500,000,000 of securities for the sale from time to time by the Company and the offer or resale by a certain selling shareholder, named in the Base Prospectus (as defined below), of up to an aggregate of 8,178,517 shares of the Company’s common stock previously issued to the selling shareholder in transactions exempt from the registration requirements of the Securities Act and pursuant to the Company’s Dividend Reinvestment Plan; and (ii) the prospectus of the Company included in the Registration Statement dated September 24, 2015 (the “Base Prospectus”), and the prospectus supplement dated August 26, 2016 (the “Prospectus Supplement,” and together with the Base Prospectus, the “Prospectus”). We have also obtained such additional information as we have deemed relevant and necessary from representatives of the Company.

Capitalized terms not defined herein have the meanings ascribed to them in the Registration Statement.

Based on the facts as set forth in the Registration Statement, Prospectus and the Company’s annual report on Form 20-F for the fiscal year ended December 31, 2015 (the “Annual Report”), which is incorporated by reference into the Registration Statement and Prospectus, and in particular, on the representations, covenants, assumptions, conditions and qualifications described (i) in the Annual Report in the sections entitled “Item 10.E. Taxation of Holders—U.S. Federal Income Tax Considerations” and “Item 10.E Taxation of Holders—

Marshall Islands Tax Considerations,” and in the risk factors entitled “U.S. tax authorities could treat us as a ‘passive foreign investment company,’ which could have adverse U.S. federal income tax consequences to U.S. holders” and “We may have to pay tax on U.S. source shipping income, which would reduce our earnings”; (ii) in the Base Prospectus in the sections entitled “Tax Considerations—U.S. Federal Income Tax Considerations” and “Tax Considerations—Marshall Islands Tax Considerations,” and in the risk factor entitled “U.S. tax authorities could treat us as a ‘passive foreign investment company,’ which could have adverse U.S. federal income tax consequences to U.S. holders”; and (iii) in the Prospectus Supplement in the sections entitled “Certain Material United States Federal Income Tax Considerations” and “Non-United States Tax Considerations,” we hereby confirm that the opinions with respect to United States federal income tax considerations and Marshall Islands tax considerations expressed in the discussions in the sections listed in (i) through (iii) are the opinions of Seward & Kissel LLP and accurately state our view as to the tax matters discussed therein.

Our opinions and the tax discussion as set forth in the Registration Statement, including the Prospectus, are based on the current provisions of the U.S. Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service, which may be cited or used as precedents, and case law, any of which may be changed at any time with retroactive effect. No opinion is expressed on any matters other than those specifically referred to above by reference to the Registration Statement, including Prospectus.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Form 6-K being furnished to the Commission on the date hereof and incorporated by reference into the Registration Statement and Prospectus and to the reference to us and the discussions of advice provided by us in the sections listed in (i) through (iii) above and under the heading “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are “experts” within the meaning of the Securities Act or the rules and regulations of the Commission promulgated thereunder with respect to any part of the Registration Statement or Prospectus.

Very truly yours,

/s/ Seward & Kissel LLP